April 5, 2004

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Rome Bancorp, Inc., the holding company for The Rome Savings Bank, which will be held on May 5, 2004 at 6:00 p.m., local time, at the main office of The Rome Savings Bank, 100 W. Dominick Street, Rome, New York, 13440-5810 (the "Annual Meeting").

The attached Notice of Annual Meeting and Proxy Statement describe the formal business that we will transact at the Annual Meeting. In addition to the formal items of business, management will report on the operations and activities of Rome Bancorp and Rome Savings and you will have an opportunity to ask questions.

The Board of Directors of Rome Bancorp has determined that an affirmative vote on each matter to be considered at the Annual Meeting is in the best interests of Rome Bancorp and its shareholders and unanimously recommends a vote "FOR" each of these matters.

Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Rome Bancorp and Rome Savings, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

Charles M. Sprock

Chairman, President and Chief Executive Officer

Rome Bancorp, Inc.

100 W. Dominick Street

Rome, New York 13440-5810

Notice of Annual Meeting of Shareholders

Date:	Wednesday, May 5, 2004
Time:	6:00 p.m., local time
Place:	The Rome Savings Bank 100 W. Dominick Street Rome, New York 13440-5810

At our 2004 Annual Meeting, we will ask you to:

1. Elect three directors to serve for a three-year term to expire at the 2007 Annual Meeting. Bruce R. Engelbert, David C. Grow and T. Richard Leidig are the Board of Directors' nominees;

2. Ratify the appointment of Crowe Chizek and Company LLC as our independent auditors for the fiscal year ending December 31, 2004;

3. Amend the Certificate of Incorporation of Rome Bancorp, Inc. to increase the numbers of shares of common stock authorized for issuance from 5,000,000 shares to 10,000,000 shares; and

4. Transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

You may vote at the Annual Meeting if you were a shareholder of Rome Bancorp at the close of business on March 12, 2004, the record date.

By Order of the Board of Directors,

Marion C. Scoville

Corporate Secretary

Rome, New York

April 5, 2004

You are cordially invited to attend the Annual Meeting. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.

GENERAL INFORMATION

General

We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled "Voting Rights."

We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about April 5, 2004 to all shareholders entitled to vote. If you owned common stock of Rome Bancorp at the close of business on March 12, 2004, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 4,263,101 shares of common stock outstanding.

Quorum

A quorum of shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

Voting Rights

You are entitled to one vote at the Annual Meeting for each share of the common stock of Rome Bancorp that you owned as of record at the close of business on March 12, 2004. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares "FOR" each of the proposals identified in the Notice of the Annual Meeting.

If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

Vote by Rome, MHC

Rome, MHC is the holding company of Rome Bancorp which was formed pursuant to the reorganization of Rome Savings to a mutual holding company structure on October 6, 1999. As indicated under "Security Ownership of Certain Beneficial Owners and Management," Rome, MHC owns 61.0%, or 2,601,594 shares, of the outstanding common stock of Rome Bancorp. All shares of common stock owned by Rome, MHC will be voted in accordance with the instructions of the Board of Trustees of Rome, MHC. Rome, MHC is expected to vote such shares "FOR" Proposals 1, 2 and 3.

Vote Required

For the election of directors under Proposal 1, the nominees who receive the most votes will be elected. Under this voting standard, a failure to vote or an indication of "WITHHOLD AUTHORITY" on your proxy card with respect to any nominee will not count "FOR" or "AGAINST" that nominee. A broker non-vote will have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director. You may not vote your shares cumulatively for the election of directors. Because Rome, MHC owns more than 50% of Rome Bancorp's outstanding shares, we expect that Rome, MHC will control the outcome of the vote on Proposal 1.

In order to implement Proposal 2, we must obtain the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Under this voting standard, shares as to which the "ABSTAIN" box has been selected on the proxy card will count as shares represented and entitled to vote and will be treated as votes "AGAINST" a proposal. Shares for which no vote is cast with respect to a proposal will be treated as shares that are not represented and will have no effect on the outcome of the vote for that proposal. A broker non-vote with respect to this proposal will be treated as shares that are not represented and will have no effect on the outcome of that proposal. Because Rome, MHC owns more than 50% of Rome Bancorp's outstanding shares, we expect that Rome, MHC will control the outcome of the vote on Proposal 2.

In order to approve Proposal 3, we must obtain the affirmative vote of a majority of shares of our common stock issued, outstanding and entitled to vote at the Annual Meeting. Under this voting standard, shares as to which the "ABSTAIN" box has been selected on the proxy card will count as shares represented and entitled to vote and will be treated as votes "AGAINST" a proposal. Shares for which no vote is cast with respect to Proposal 3 and broker non-votes will be treated as shares that are not represented and will have the effect of votes "AGAINST" Proposal 3. Because Rome, MHC owns more than 50% of Rome Bancorp's outstanding shares, we expect that Rome, MHC will control the outcome of the vote on Proposal 3.

Confidential Voting Policy

Rome Bancorp maintains a policy of keeping shareholder votes confidential. We only let our Inspector of Election and certain employees of our independent tabulating agent examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. Our independent tabulating agent will, however, forward any written comments that you may have to management.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

    filing with the Corporate Secretary a letter revoking the proxy;

    submitting another signed proxy with a later date; or

    attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your shareholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of Rome Bancorp.

Solicitation of Proxies

Rome Bancorp will pay the costs of soliciting proxies from its shareholders. Directors, officers or employees of Rome Bancorp and Rome Savings may solicit proxies by:

    mail;

    telephone; and

    other forms of communication.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-KSB

If you would like a copy of our Annual Report on Form 10-KSB and audited financials for the year ended December 31, 2003, which was filed with the Securities and Exchange Commission ("SEC"), we will send you one (without exhibits) free of charge. Please write to:

Marion C. Scoville

Corporate Secretary

Rome Bancorp, Inc.

100 W. Dominick Street

Rome, New York 13440-5810

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of Rome Bancorp

The following table contains common stock ownership information for persons known to Rome Bancorp to "beneficially own" 5% or more of Rome Bancorp's common stock as of March 12, 2004. In general, beneficial ownership includes those shares that a person has the power to vote, sell or otherwise dispose of. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared. Two or more persons may be considered the beneficial owner of the same shares. We obtained the information provided in the following table from filings with the SEC and from Rome Bancorp. In this proxy statement, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares. The beneficial ownership information disclosed in the following table and the accompanying footnotes has been adjusted to reflect a two-for-three stock split paid to stockholders of record on May 29, 2003.
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Common Stock	Rome, MHC 100 W. Dominick Street Rome, New York 13440-5810	2,601,594	61.0%

Security Ownership of Management

The following table shows the number of shares of Rome Bancorp's common stock beneficially owned by each director, and all directors and executive officers of Rome Bancorp as a group, as of March 12, 2004. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name. The beneficial ownership information disclosed in the following table and the accompanying footnotes has been adjusted to reflect the three-for-two stock split paid to stockholders of record on May 29, 2003.

Name	Position with Rome Bancorp(1)	Amount and Nature of Beneficial Ownership(2)(3)(4)(5)	Percent of Common Stock Outstanding(6)
Bruce R. Engelbert (7)	Director	40,180	*
David C. Grow (8)	Director	33,900	*
Kirk B. Hinman (9)	Director	84,880	1.99%
T. Richard Leidig (10)	Director	37,456	*
Richard H. McMahon (11)	Director	43,980	1.03%
David C. Nolan	Treasurer and Chief Financial Officer	44,049	1.03%
Marion C. Scoville	Director	20,713	*
Charles M. Sprock (12)	Chairman, President and Chief Executive Officer	94,972	2.21%
Michael J. Valentine	Director	43,980	1.03%
All directors and executive officers as a group of eleven persons (13)		592,545	13.7%

* Less than one percent of the total outstanding shares of common stock.

  Titles are for both Rome Bancorp and Rome Savings.

  See "Principal Shareholders of Rome Bancorp" for definition of "beneficial ownership."

  The figure shown above includes shares held in trust pursuant to the Employee Stock Ownership Plan that have been allocated as of December 31, 2003 to individual accounts, as follows: Mr. Sprock 4,772 shares, Mr. Nolan 2,476 and Ms. Scoville 1,055 shares. Such persons have voting power, subject to the legal duties of the ESOP Trustee, but no investment power, except in limited circumstances, over such shares.

  Includes unvested restricted stock awards of 1,440 shares (as adjusted to reflect the three-for-two stock split paid to stockholders of record on May 29, 2003) made to each outside director under the Rome Bancorp, Inc. 2000 Recognition and Retention Plan. Includes unvested restricted stock awards of 7,440 and 2,400 shares (as adjusted to reflect the three-for-two stock split paid to stockholders of record on May 29, 2003) awarded to Mr. Sprock and Mr. Nolan, respectively, under the Rome Bancorp, Inc. 2000 Recognition and Retention Plan. Each recipient of a restricted share award has sole voting power, but no investment power, over the common stock covered by the award. The restricted stock will vest at the rate of 20% per year on each anniversary date of the grant, with accelerated vesting upon death, disability, retirement or change in control.

  Includes 2,460 shares of common stock which may be acquired by Mr. Grow and Ms. Scoville, pursuant to vested options granted to them under the Rome Bancorp, Inc. 2000 Stock Option Plan (the "Stock Option Plan"). Also includes, 4,920 and 3,280 shares of common stock which may be acquired by Mr. Valentine and Mr. Hinman, respectively, pursuant to vested options granted to them under the Stock Option Plan. Also includes 30,000 and 6,000 shares of common stock which Mr. Sprock and Mr. Nolan, respectively, may acquire pursuant to vested options granted to them under the Stock Option Plan.

  Based on a total of 4,263,101 shares of Rome Bancorp's common stock outstanding as of March 12, 2004.

  (footnotes continued on following page)

  Includes 7,500 shares held in Mr. Engelbert's Individual Retirement Account and 7,380 shares held by Mr. Engelbert's spouse.

  Includes 10,650 shares held in Mr. Grow's Individual Retirement Account and 1,050 shares held individually by Mr. Grow's spouse.

  Includes 1,500 shares held in Mr. Hinman's Individual Retirement Account; 37,500 shares held jointly with Mr. Hinman's spouse; 1,500 shares held as custodian for a minor; and 37,500 shares held by Rome Strip Steel Co., Inc. of which Mr. Hinman serves as President.

  Includes 27,821 shares held individually by Mr. Leidig's spouse.

  Includes 3,000 shares held in Mr. McMahon's simplified employee pension plan.

  Includes 2,600 shares held individually by Mr. Sprock's spouse.

  The number of shares for all executive officers and directors as a group includes 133,313 shares held by the ESOP Trust that have not been allocated to eligible participants as of December 31, 2003, over which certain directors and executive officers may be deemed to have shared investment power, thereby causing such directors and executive officers to be beneficial owners of such shares. Each of such directors and executive officers disclaims beneficial ownership of such shares and accordingly, such shares are not attributed to them individually. The individual participants in the ESOP have shared voting power with the ESOP Trustee.

  DISCUSSION OF PROPOSALS RECOMMENDED BY BOARD

  PROPOSAL 1

  ELECTION OF DIRECTORS

  General

  The Board has nominated three persons for election as directors at the Annual Meeting. The nominees are currently serving on Rome Bancorp's Board of Directors. If you elect the nominees, they will hold office until the Annual Meeting in 2007, or until their successors have been elected.

  We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

  Nominees and Continuing Directors
Nominees	Age(1)	Term Expires	Position(s) Held with Rome Bancorp	Director Since(2)
Bruce R. Engelbert	66	2007	Director	1982
David C. Grow	60	2007	Director	1993
T. Richard Leidig	72	2007	Director	1976

Continuing Directors	Age(1)	Term Expires	Position(s) Held with Rome Bancorp	Director Since(2)
Kirk B. Hinman	52	2005	Director	1994
Charles M. Sprock	64	2005	Chairman, President and Chief Executive Officer	1980
Michael J. Valentine	61	2005	Director	1993
Richard H. McMahon	73	2006	Director	1969
Marion C. Scoville	73	2006	Director and Corporate Secretary	1994

  As of December 31, 2003.

  Includes service as a director of Rome Savings prior to the formation of Rome Bancorp in 1999.

The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, each of the following persons has held his or her present position for the last five years.

Nominees

Bruce R. Engelbert is a retired President of Engelbert's Jewelers, Inc., a retail jewelry business with one store in Rome and another in New Hartford, New York.

David C. Grow has been a partner at the law firm of McMahon and Grow since 1975. The firm serves as counsel to Rome Savings. He currently serves as director and Secretary for the Canterbury Printing Company of Rome, Inc. in Rome, New York and MGS Manufacturing Company, Inc. Mr. Grow also serves as President of The Rome Community Foundation.

T. Richard Leidig is self-employed as a business consultant. He served as Vice President of Administration of Rome Cable Corp. until retiring from that position in 1986.

Continuing Directors

Kirk B. Hinman has served as the President of Rome Strip Steel Company, Inc. since 1989. He also serves on the board of Directors of Canterbury Printing Company of Rome, Inc., Lifetime Healthcare, Inc. and Utica First Insurance Company.

Charles M. Sprock is the Chairman of the Board, President and Chief Executive Officer of Rome Savings Bank and Rome Bancorp. He currently serves as director for the Institutional Investors Mutual Fund in New York City and the Canterbury Printing Company of Rome, Inc. in Rome, New York.

Michael J. Valentine is the President of Mele Manufacturing Company, Inc., which manufactures and imports products in the jewel case, stationery, custom packaging and sports flooring businesses.

Richard H. McMahon has been a partner at the law firm of McMahon and Grow since 1964. The firm serves as counsel for Rome Savings. He currently serves as a director of Central New York Abstract Corporation in Utica, New York.

Marion C. Scoville retired from Rome Savings in 2000 after 44 years of service. Ms. Scoville continues to serve as a director and the corporate secretary of Rome Bancorp.

Shareholder Communications with our Board of Directors

Shareholders may contact Rome Bancorp's Board of Directors by contacting Marion C. Scoville, Corporate Secretary, Rome Bancorp, Inc., 100 W. Dominick Street, Rome, New York, 13440-5810. All comments will be forwarded directly to the Board of Directors.

It is the policy of Rome Bancorp that all directors and nominees should attend the Annual Meeting. At the 2003 Annual Meeting, all members of the Board of Directors were in attendance.

The Board of Directors unanimously recommends a vote "FOR" all of the nominees for election as directors.

INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

Rome Bancorp's Board of Directors currently consists of eight members. Rome Bancorp's Certificate of Incorporation provides that the Board shall be divided into three classes, as nearly equal in number as possible. The terms of three directors expire at the Annual Meeting.

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of Rome Bancorp. Rome Bancorp's executive officers and management oversee the day-to-day operations of Rome Bancorp. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Board of Directors held 12 regular meetings and no special meetings during the fiscal year ended December 31, 2003. Each incumbent director attended at least 75% of the meetings of the Board of Directors.

Committees of the Board

The Boards of Directors of Rome Bancorp and Rome Savings have established the following committees:
EXECUTIVE COMMITTEE

The Executive Committee of the Board of Directors of Rome Savings exercises the powers of the Board of Directors in between Board meetings. It approves loans within Rome Savings' authority and reviews the loan portfolio.

Directors Grow, Valentine, Sprock and Scoville currently serve as members of the committee. Mr. Sprock is the Chairman of the Committee. The Executive Committee met 24 times in the 2003 fiscal year.

MANAGEMENT COMMITTEE

The Management Committee of the Board of Directors of Rome Savings assesses the structure of the management team and the overall performance of Rome Savings. It oversees executive compensation by approving salary increases and reviews general personnel matters such as staff performance evaluations.

Directors Hinman, Engelbert and Valentine serve on the committee. Mr. Valentine is the Chairman of the Committee. All members of the Management Committee are independent directors as defined under the Nasdaq Stock Market Listing Standards. The Management Committee met 4 times in the 2003 fiscal year.

AUDIT COMMITTEE

The Audit Committee is chaired by Director Hinman, with Directors Leidig and Valentine as members. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our independent auditors and reports any substantive issues found during the audit to the Board. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The committee will also review and approve all transactions with affiliated parties. The board of directors of Rome Bancorp have adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. All members of the Audit Committee are independent directors as defined under The Nasdaq Stock Market listing standards. The Company believes that Director Hinman qualifies as an "Audit Committee Financial Expert" as that term is defined by applicable SEC regulations, and the Board of Directors has designated him as such. The committee met 5 times in the 2003 fiscal year.

Nominating/Corporate Governance Committee

The Nominating and Corporate Governance Committee meets to recommend the nomination of Directors to the full Board to fill the terms for the upcoming year or to fill vacancies during a term. The Nominating and Corporate Governance Committee will consider recommendations from stockholders if submitted in a timely manner in accordance with the procedures established in the Bylaws and will apply the same criteria to all persons being considered. During the 2003 fiscal year the full Board of Directors served as the Nominating and Corporate Governance Committee. In the 2004 fiscal year Directors Leidig, Engelbert and Grow will serve on the Committee with Director Leidig serving as Chairman of the Committee. Directors Leidig, Engelbert and Grow are independent directors as defined under The Nasdaq Stock Market listing standards. The Nominating and Corporate Governance Committee met 1 time during the 2003 fiscal year.

The board of directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is attached as Appendix B to this Proxy Statement.

In accordance with our by-laws, nominations of individuals for election to the Board at an annual meeting of stockholders may be made by any stockholder of record of Rome Bancorp entitled to vote for the election of directors at such meeting who provides timely notice in writing to the secretary. With respect to an election of directors to be held at an annual meeting of stockholders, to be timely, a stockholder's notice must be delivered to or received by the secretary not later than sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of the meeting if the meeting is to be held on or after the anniversary of the previous year's annual meeting. With respect to an election to be held at an annual meeting of stockholders held at another time, or at a special meeting of stockholders for the election of directors, a stockholder's notice must be received by the secretary by the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. The stockholder's notice to the secretary must set forth certain information regarding the proposed nominee and the stockholder making such nomination. If a nomination is not properly brought before the meeting in accordance with Rome Bancorp's by-laws, the chairperson of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about Rome Bancorp's director nomination requirements, please see Rome Bancorp's by-laws.

It is the policy of the Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. Shareholder nominees are analyzed by the Committee in the same manner as nominees that are identified by the Committee. The Company does not pay a fee to any third party to identify or evaluate nominees.

Bruce R. Engelbert, David C. Grow and T. Richard Leidig were each nominated by the non-management, independent directors that comprised the Nominating and Corporate Governance Committee. As of December 31, 2003, the Nominating and Corporate Governance Committee had not received any shareholder recommendations for nominees in connection with the 2004 Annual Meeting.

Audit Committee Report

The following Report of Rome Bancorp's Audit Committee is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed "soliciting material," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Exchange Act.

Rome Bancorp, Inc. Audit Committee Report

During the 2003 fiscal year, the Audit Committee met 5 times. The Audit Committee's membership was comprised of Directors Leidig and Valentine, with Mr. Hinman serving as Chairperson.

Each member of Rome Bancorp's Audit Committee is independent as defined under the Nasdaq listing standards. We believe that Mr. Hinman qualifies as an Audit Committee Financial Expert, as that term is defined by SEC regulations, and our Board of Directors has designated him as such. Rome Bancorp's Audit Committee operates under a written charter approved by the Board, a copy of which is attached as Appendix A to this proxy statement.

Rome Bancorp's Audit Committee assists the Board by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory and internal control environments. The primary duties and responsibilities of the Audit Committee are to: (1) serve as an independent and objective party to monitor Rome Bancorp's financial reporting process and internal control systems; (2) select and monitor the independent auditor; (3) pre-approve all audit and permissible non-audit services performed by external auditors; (4) review and appraise the audit efforts of Rome Bancorp's independent auditors and internal audit department; (5) review Rome Bancorp's quarterly financial performance, as well as its compliance with laws and regulations; (6) oversee management's establishment and enforcement of financial policies; (7) provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and the Board; and (8) establish procedures for the receipt, retention and treatment of complaints or concerns, including confidential employee submissions, about accounting, internal accounting controls or auditing matters.

Rome Bancorp's Audit Committee has reviewed and discussed the audited financial statements of Rome Bancorp for the fiscal year ended December 31, 2003 with management and KPMG LLP, Rome Bancorp's independent auditors. Rome Bancorp's Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee), as amended, with KPMG LLP.

Rome Bancorp's Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (entitled "Independence Discussions with Audit Committees"), has discussed the independence of KPMG LLP and considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining the auditor's independence.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed KPMG LLP's independence with respect to Rome Bancorp with KPMG LLP.

Based on the review and discussions referred to in this audit committee report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Rome Bancorp's Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the SEC.

ROME BANCORP, INC.
AUDIT COMMITTEE

Kirk B. Hinman, Chairman

T. Richard Leidig

Michael J. Valentine

Principal Accountant Fees and Services

During the fiscal year ended December 31, 2003, Rome Bancorp retained and paid KPMG LLP to provide audit and other services. The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the years ended December 31, 2003 and 2002 and fees billed for other services during those periods by our independent auditors.

Audit Fees

	2003	2002
Audit fees (1)	$ 86,400	$ 81,500
Audit related-fees (2)	9,500	14,500
Tax fees (3)	28,385	28,365
All other fees (4)	0 0	0 0
Total	$ 124,285	$ 124,365

____________________________

(1) Audit fees consisted of audit of the consolidated financial statements and review of the interim consolidated financial statements and services that are normally provided by auditors in connection with statutory and regulatory filings.

(2) Audit related fees consist of fees for services that are reasonably related to the performance of the audit of the consolidated financial statements and are not reported under "Audit Fees." This category includes fees related to the retirement plan audit, Uniform Single Audit, and in 2002, the FHLB Collateral audit.

(3) Tax fees consisted of assistance with matters related to tax compliance and consulting.

(4) All other fees consist of fees for products and services other than the services reported above.

Preapproval of Services: The Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for Rome Bancorp by its independent auditor, subject to the deminimis exception for non-audit services described below which are approved by the Committee prior to completion of the audit.

Exception: The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

    The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by Rome Bancorp to its auditor during the fiscal year in which the services are provided;
    Such services were not recognized by Rome Bancorp at the time of the engagement to be non-audit services; and
    Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

Delegation:. The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

The Audit Committee preapproved 100% of the services performed by KPMG pursuant to the policies outlined above.

Directors' Compensation

Meeting Fees. Each non-employee director of Rome Bancorp receives an annual retainer equal to $8,000. In addition, the non-employee Chairmen of the Audit and Management Committees receive annual retainers of $5,000 and $2,000, respectively. Other non-employee members of the Audit Committee also receive an annual retainer of $2,500. Directors of Rome Bancorp do not receive fees for attendance at Board of Directors or committee meetings. However, each non-employee director of Rome Savings receives the following fees:

    fee of $800 per Board of Directors meeting attended;

    fee of $375 per Executive Committee meeting attended;

    fee of $325 per committee meeting attended for all other committees; and

    fee of $275 per conference attended.

Total directors' meeting and committee fees for fiscal 2003 were $230,285. We do not compensate our employee-directors for service as directors. Directors are also entitled to the protection of certain indemnification provisions in our Certificate of Incorporation and Bylaws.

Deferred Compensation Plan, Recognition and Retention Plan and Stock Option Plan. In addition, our directors are eligible to participate in The Rome Savings Bank Deferred Compensation Plan, the Rome Bancorp, Inc. 2000 Stock Option Plan and the Rome Bancorp, Inc. 2000 Recognition and Retention Plan. These benefit plans are discussed under "Benefit Plans," "Deferred Compensation Plan," "Stock Option Plan" and "Recognition and Retention Plan."

Executive Officers Who Are Not Directors

The following individuals are executive officers of Rome Bancorp and Rome Savings and hold the offices following their names. Biographical information and the business experience of each non-director executive officer of Rome Bancorp and Rome Savings is set forth below.

David C. Nolan has served as the Treasurer and Chief Financial Officer of Rome Bancorp since its inception and Rome Savings since 1984. His experience at Rome Savings includes positions as the Chief Accounting Officer, Manager of the Asset Liability Committee ("ALCO"), and Manager of fixed income portfolios.

James F. Sullivan is currently the Vice President and Senior Loan Officer of Rome Savings, an office which he has held since 1997. He is responsible in this capacity for Rome Savings' commercial loan portfolio.

D. Bruce Fraser is currently the Vice President of Operations, an office which he has held since 1998. Mr. Fraser oversees the Human Resources, Security, Operations and EDP departments.

The Board of Directors annually elects the executive officers of Rome Bancorp and Rome Savings. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors.

Executive Compensation

The following table sets forth cash and noncash compensation for the fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001 awarded to or earned by Charles M. Sprock, Rome Bancorp's President and Chief Executive Officer, and David C. Nolan, Rome Bancorp's Treasurer and Chief Financial Officer. No other officer's total annual salary and bonus for fiscal year end December 31, 2003 was in excess of $100,000.
Summary Compensation Table Annual Compensation
					Long-Term Compensation
	Annual Compensation				Awards Payouts
Name and Principal Positions	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)(1)	Restricted Stock Awards ($)(2)	Shares Underlying Option Awards(#)	LTIP Payouts ($)	All Other Compen-sation ($)(3)
Charles M. Sprock, Chairman, President and CEO	2003	250,000	30,000	5,500				50,035
	2002	250,000	20,000	5,500				29,945
	2001	250,000		5,500				24,778
David C. Nolan, Treasurer and Chief Financial Officer	2003	111,396	10,000					22,545
	2002	92,404						13,295
	2001	85,000						10,872

  Includes $4,000 for club memberships and the remaining amounts are for the use of an automobile.

  Pursuant to the Recognition and Retention Plan, Mr. Sprock and Mr. Nolan were awarded 18,600 and 6,000 shares of restricted stock (as adjusted to reflect the three-for-two stock split paid to stockholders of record on May 29, 2003), respectively, as of June 28, 2000, which vest in 20% increments each year starting on June 28, 2001. The dividends attributed to such shares are held in the trust fund of the Recognition and Retention Plan and are distributed as soon as is administratively possible. The dollar amount shown is based on the fair market value of a share of common stock on June 28, 2000, which was $4.9583 per share. Accelerated vesting occurs in the case of death, disability, retirement or a change in control.

  Includes the following components: (1) $6,000, $5,067 and $5,100 for Mr. Sprock and $3,210, $2,985 and $3,032 for Mr. Nolan in employer contributions by Rome Savings to a 401(k) plan for the benefit of Mr. Sprock and Mr. Nolan, respectively, for the fiscal years 2003, 2002 and 2001, respectively; (2) $9,917, $9,261 and $8,606 for Mr. Sprock and $1,936, $1,682 and $1,541 for Mr. Nolan as the premium cost for the fiscal years 2003, 2002 and 2001, respectively, for life insurance coverage under the group term insurance plan, which has no cash surrender value; (3) $34,118, $15,617 and $11,072 for Mr. Sprock and $17,399, $8,628 and $6,299 for Mr. Nolan representing the fair market value of the common stock which was allocated under the Employee Stock Ownership Plan to the accounts of Mr. Sprock and Mr. Nolan for fiscal years 2003, 2002 and 2001, respectively.

  Employment Agreements. Rome Bancorp has entered into an employment agreement with Charles M. Sprock to secure his services as Chairman, President and Chief Executive Officer. The employment agreement has a three-year term which will be automatically extended on a daily basis so that the remaining term will always be three years unless written notice of non-renewal is given by the Board of Directors of Rome Bancorp or Mr. Sprock. This agreement provides for a minimum annual salary of $250,000, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. It also guarantees customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and for six years after termination. The agreement provides for the reimbursement of Mr. Sprock's ordinary and necessary business expenses, such as travel and entertainment expenses, but does not guarantee any specific executive perquisites, such as club memberships or automobile expenses.

  Rome Bancorp may terminate Mr. Sprock's employment, and he may resign, at any time with or without cause. However, in the event of termination by Rome Bancorp during the term without cause, we will owe Mr. Sprock severance benefits generally equal to the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional three years. In particular, Mr. Sprock would be entitled to: (i) a lump sum payment equal to the present value of the amount he would have earned in salary had he continued working an additional three years; and (ii) a lump sum payment equal to the present value of the additional contributions or benefits that he would have earned under the Rome Savings pension plan, 401(k) plan and ESOP had he continued to work an additional three years. The employment agreement also provides for the cash out of any stock options, appreciation rights or restricted stock as if Mr. Sprock were fully vested at the time of his termination and the continuation of coverage under the life, health, disability insurance plans of Rome Savings or Rome Bancorp for an additional three years. The same severance benefits would be payable if he resigns during the term following: (i) a loss of title, office or membership on the board of directors; (ii) material reduction in duties, functions or responsibilities; (iii) involuntary relocation of Mr. Sprock's principal place of employment to a location over 50 miles in distance from Rome Savings' principal office in Rome, New York; or (iv) other material breach of contract by Rome Bancorp which is not cured within 30 days. Mr. Sprock may resign for any reason following a change in control and collect severance benefits as if he had been discharged without cause. The employment agreement also provides certain uninsured death and disability benefits.

  Under the employment agreement, Mr. Sprock has agreed that in the event his employment terminates, either voluntarily or involuntarily, under circumstances in which he is not entitled to severance benefits, he will not compete with Rome Savings or take a position with any of its competitors within Oneida County, New York for a period of one year.

  If Rome Bancorp experiences a change in ownership, a change in effective ownership or control or a change in the ownership of a substantial portion of their assets as contemplated by section 280G of the Internal Revenue Code, a portion of any severance payments under the employment agreement might constitute an "excess parachute payment" under current federal tax laws. Any excess parachute payment would be subject to a 20% federal excise tax payable by the executive. Neither Rome Savings nor Rome Bancorp could claim a federal income tax deduction for an excess parachute payment. The employment agreement requires Rome Bancorp to indemnify Mr. Sprock against the financial effects of such an excise tax.

  Benefit Plans

  Pension Plans. Rome Savings maintains a tax-qualified pension plan that covers substantially all employees who are age 21 or older and have at least one year of service. Rome Savings froze benefits under this tax-qualified pension plan as of December, 2002. Rome Savings continues to maintain this plan to provide benefits to those individuals who were participants and had accrued a benefit prior to December, 2002. The following table shows the estimated aggregate benefits payable under the tax-qualified pension plan upon retirement at age 65 with various years of service and average compensation combinations.
	Years of Benefit Service
Average Compensation(1)	10	15	20	25	30
$ 75,000	$ 15,000	$ 22,500	$ 30,000	$ 37,500	$ 45,000
100,000	20,000	30,000	40,000	50,000	60,000
125,000	25,000	37,500	50,000	62,500	75,000
150,000	30,000	45,000	60,000	75,000	90,000
160,000	32,000	48,000	64,000	80,000	96,000
200,000	40,000	60,000	80,000	100,000	120,000
250,000	50,000	75,000	100,000	125,000	150,000

  Average compensation is average base salary, as reported in the "Salary" column of the Summary Compensation Table, for the highest three consecutive years of employment within the final 10 years of employment. Tax laws impose a limit ($200,000 for individuals retiring in 2003) on the average compensation that may be counted in computing benefits under the tax-qualified pension plan.

  The benefits shown in the preceding table are annual benefits payable in the form of a single life annuity and are not subject to any deduction for Social Security benefits or other offset amounts. As of December 31, 2003, the number of years of service credited to Mr. Sprock under the plan was 30 years the maximum that may be credited under the plan) and to Mr. Nolan 19 years. As of December 31, 2003, Mr. Sprock's total annual benefit under the tax-qualified pension plan was $150,000 payable in the form of a life annuity commencing at age 65. Mr. Nolan's total annual benefit under the tax-qualified pension plan was $32,100, payable in the form of a life annuity commencing at age 65.

  Employee Stock Ownership Plan. This plan is a tax-qualified plan that covers substantially all employees who have at least one year of service and are age 21 or older. Rome Bancorp has lent this plan enough money to purchase 8% of the shares which were issued in the reorganization of Rome Savings to a mutual holding company structure, to investors other than Rome, MHC.

  Although contributions to this plan are discretionary, Rome Savings intends to contribute enough money each year to make the required principal and interest payments on the loan from Rome Bancorp. This loan is for a term of 15 years and calls for level annual payments of principal and interest. The plan has pledged the shares as collateral for the loan and is holding them in a suspense account.

  The plan will release a portion of the pledged shares annually, allocating the shares released each year among the accounts of participants in proportion to their salary for the year. For example, if a participant's salary for a year represents 1% of the total salaries of all participants for the year, the plan would allocate to that participant 1% of the shares released for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account will usually be voted in a way that mirrors the votes which participants cast for shares in their individual accounts.

  This plan may purchase additional shares in the future, and may do so using borrowed funds, cash dividends, periodic employer contributions or other cash flows.

  Benefit Restoration Plan. Rome Bancorp has also adopted a Benefit Restoration Plan for Mr. Sprock. This plan provides Mr. Sprock with the benefits that would otherwise be due to him as a participant in the 401(k) plan and the employee stock ownership plan if such benefits were not limited by certain provisions of the Internal Revenue Code. In addition, in the event Mr. Sprock retires prior to the end of the ESOP loan term, the plan will provide Mr. Sprock a benefit equal to the value of the shares of Rome Bancorp that would have been allocated to his account under the ESOP had he remained employed through the end of the ESOP loan term.

  Rome Bancorp has established an irrevocable "grantor trust" to hold assets for the payment of benefits under this plan. The assets of the trust are considered to be part of the general assets of Rome Bancorp and will be subject to the claims of its general creditors. Earnings on the trust's assets will be taxable to Rome Bancorp.

  Deferred Compensation Plan. Rome Savings has established The Rome Savings Bank Deferred Compensation Plan for the benefit of non-employee directors. Under the Deferred Compensation Plan, each non-employee director may make an annual election to defer receipt of all or a portion of his or her director fees received from Rome Bancorp and Rome Savings. The deferred amounts are allocated to a deferral account and credited with interest at an annual rate equal to the rate on the highest yielding one-year certificate of deposit issued by Rome Savings during the year or according to the investment return of other assets as may be selected by the Board of Directors.

  The Deferred Compensation Plan is an unfunded, non-qualified plan that provides for distribution of the amounts deferred to participants or their designated beneficiaries upon the occurrence of certain events such as death, retirement, disability or termination of employment (as those terms are defined in the Deferred Compensation Plan). Rome Savings has established an irrevocable "grantor trust" to hold assets for the payment of benefits under the Deferred Compensation Plan. The assets of the trust are considered to be part of the general assets of Rome Savings and will be subject to the claims of its general creditors. Earnings on the trust's assets will be taxable to Rome Savings.

  2000 Recognition and Retention Plan. The Rome Bancorp, Inc. 2000 Recognition and Retention Plan was adopted by our Board of Directors and approved by our stockholders on May 3, 2000. Article X of the Recognition and Retention Plan was subsequently adopted by our Board of Directors and approved by our stockholders on May 2, 2001. The Recognition and Retention Plan provides for the grant of restricted stock awards to certain officers, employees and non-employee directors of Rome Bancorp, Rome Savings or any affiliate approved by the administrative committee. These restricted stock awards ("Awards") constitute a right to receive a certain number of shares of common stock of Rome Bancorp upon the Award holder's satisfaction of certain requirements, such as completion of five years of service with Rome Bancorp, with accelerated vesting upon death, disability, retirement or change in control. As a general rule, if the Award holder fails to fulfill the requirements contained in the restricted stock award, the Award will not vest. Instead, the Award will be forfeited and canceled. The Recognition and Retention Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not a tax-qualified plan under the Internal Revenue Code.

  As required by the terms of the Recognition and Retention Plan, Rome Bancorp has established a trust and contributed certain amounts of money or property as determined by the Board, in its discretion. No contributions by participants will be permitted. The trustee will invest the assets of the trust primarily in the shares of our common stock that will be used to make restricted stock awards. It is currently anticipated that the trust will purchase common stock on the open market, or in private transactions. The trust is not expected to purchase previously authorized but unissued shares from Rome Bancorp. The trust is not authorized to purchase more than 74,986 shares of common stock of Rome Bancorp and cannot purchase more than this number.

  The Recognition and Retention Plan is administered by the Board, which has broad discretionary powers under the plan. The Board has the authority to suspend or terminate the plan in whole or in part at any time by giving written notice to the administrative committee, but the Recognition and Retention Plan may not be terminated while there are outstanding Awards that will vest in the future.

  2000 Stock Option Plan. The Rome Bancorp, Inc. 2000 Stock Option Plan was adopted by our Board of Directors and approved by our stockholders on May 3, 2000. Article IX of the Option Plan was adopted by our Board of Directors and approved by our stockholders on May 2, 2001. The Option Plan provides for the grant, to certain officers, employees and outside directors of Rome Bancorp, Rome Savings or any affiliate approved by the administrative committee, of options to purchase common stock of Rome Bancorp ("Options") at a stated price during a specified period or term. If the Option is not exercised during its term, it will expire. The Option Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not a tax-qualified plan under the Internal Revenue Code.

  The following table provides the value for "in-the-money" options, which represents the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on the last trading day of the 2003 fiscal year, which was $31.06 per share. The disclosure contained in the following table has been adjusted to reflect the three-for-two stock split paid to stockholders of record on May 29, 2003.
2003 Fiscal Year End Options/SAR Values (1)
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Securities Underlying Unexercised Options/SARS at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($) Exercisable/Unexercisable (2)
Charles M. Sprock	6,000	$156,250	30,000/24,000	783,050/626,440
David C. Nolan	-	-	6,000/6,000	156,610/156,610

  All options were granted on June 28, 2000 and vest at the rate of 20% per year beginning on June 28, 2001.

  The closing price per share of common stock on the last trading day before the fiscal year ended December 31, 2003, was $31.06, and all options have an exercise price of $4.9583 per share, which equals a spread of $26.1017 per share.

Transactions with Certain Related Persons

We make residential mortgage loans to employees. We do not offer employees residential mortgages at a reduced rate. The mortgage loans have the same underwriting terms that apply to non-employee borrowers.

Rome Bancorp's authority to extend credit to directors, executive officers, and 10% shareholders, as well as entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the FRB and Regulation O of the FRB thereunder. Among other things, these provisions require that extensions of credit to insiders: (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and (ii) do not exceed certain limitations on the amount of credit extended to such persons, individually and in aggregate, which limits are based, in part, on the amount of Rome Bancorp's capital. Rome Bancorp intends that any transactions in the future between Rome Bancorp and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to Rome Bancorp than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of Rome Bancorp not having any interest in the transaction.

Rome Savings has made loans or extended credit to its executive officers and directors and also to certain persons related to executive officers and directors. All such loans were made by Rome Savings in the ordinary course of business and were not made on more favorable terms, nor did they involve more than the normal risk of collectibility or present unfavorable features. The outstanding principal balance of such loans to directors, executive officers and their associates totaled $214,000, or .58%, of Rome Bancorp's total equity at December 31, 2003.

We retain the services of the law firm of McMahon and Grow. David C. Grow and Richard H. McMahon, both directors of Rome Bancorp and Rome Savings and Trustees of Rome, MHC, are partners of McMahon and Grow. For 2003, we paid $15,813 in legal fees to this law firm.

All future affiliated transactions will be made or entered into on terms that are no less favorable to Rome Bancorp than those that can be obtained from an unaffiliated third party. All related party transactions must be approved by the audit committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that Rome Bancorp's directors, executive officers, and any person holding more than ten percent of the Rome Bancorp's Common Stock file with the SEC reports of ownership changes, and that such individuals furnish Rome Bancorp with copies of the reports.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, Rome Bancorp believes that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

PROPOSAL 2

RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

The Audit Committee has appointed Crowe Chizek and Company LLC to act as the independent public accountants for Rome Bancorp for the fiscal year ending December 31, 2004, and we are asking shareholders to ratify the appointment. Representatives of Crowe Chizek and Company LLC are expected to be present at the Annual Meeting to answer questions concerning the financial statements and to make a statement at the meeting.

Previously, KPMG LLP ("KPMG") served as the independent auditors of Rome Bancorp, Inc. Effective February 25, 2004, the Audit Committee of the Board of Directors of Rome Bancorp, Inc. terminated the engagement of KPMG as Rome Bancorp's independent auditors, effective upon the completion of KPMG's audit of Rome Bancorp's consolidated financial statements for the year ended December 31, 2003.

The audit reports of KPMG on the consolidated financial statements of the Registrant as of, and for, the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During 2002 and 2001 and any subsequent interim periods through February 25, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG's satisfaction, would have caused it to make reference in connection with its report to the subject matter of the disagreement.
The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Crowe Chizek and Company LLC as independent auditors for Rome Bancorp.

PROPOSAL 3

AMEND ROME BANCORP'S

CERTIFICATE OF INCORPORATION TO

INCREASE THE NUMBER OF AUTHORIZED

SHARES OF COMMON STOCK

The Board of Directors of Rome Bancorp has unanimously approved an amendment to the Certificate of Incorporation of Rome Bancorp to increase the number of shares of common stock authorized for issuance from 5,000,000 to 10,000,000 shares.

Currently, Article IV, Section 1 of Rome Bancorp's Certificate of Incorporation states:

Section 1. Shares, Classes and Series Authorized. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is six million (6,000,000) shares, of which one million (1,000,000) shares shall be preferred stock, par value one cent ($.01) per share (the "Preferred Stock"), and five million (5,000,000) shares shall be common stock, par value two-thirds of one cent ($.0067) per share (the "Common Stock"). The Preferred Stock and Common Stock are sometimes hereinafter, collectively, referred to as the "Capital Stock."

The proposed amendment would revise Article IV, Section 1 of Rome Bancorp's Certificate of Incorporation to read as follows:

Section 1. Shares, Classes and Series Authorized. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is eleven million (11,000,000) shares, of which one million (1,000,000) shares shall be preferred stock, par value one cent ($.01) per share (the "Preferred Stock"), and ten million (10,000,000) shares shall be common stock, par value two-thirds of one cent ($.0067) per share (the "Common Stock"). The Preferred Stock and Common Stock are sometimes hereinafter, collectively, referred to as the "Capital Stock."

As of March 12, 2004, Rome Bancorp had 4,263,101 shares of common stock outstanding, 736,899 shares of common stock held in treasury of which 103,544 were shares of common stock reserved for issuance to directors and employees under various compensation and benefits plans, with no remaining shares of common stock being authorized, unissued, and unreserved shares available for other corporate purposes. There were no shares of preferred stock outstanding as of the record date.

The Board of Directors considered the proposed increase in the number of authorized shares desirable to give the Board the necessary flexibility to issue shares of common stock in connection with stock dividends, stock splits, mergers, acquisitions, financing corporate activities, employee benefits and for other general corporate purposes. Without an increase in the number of authorized shares, the number of available shares for issuance may be insufficient to consummate one or more of the above transactions or purposes. Rome Bancorp currently does not have any plans to issue or reserve additional shares of common stock.

Increasing the number of shares of common stock that Rome Bancorp is authorized to issue would give Rome Bancorp additional flexibility with respect to future stock splits and stock dividends. In 2003, Rome Bancorp effected a 3 for 2 stock split in the form of a stock dividend.

Approving an increase in the number of authorized shares at this time would enable Rome Bancorp to take advantage of market conditions and favorable opportunities at the time they occur, without the expenses and delay incidental to obtaining shareholder approval of an amendment to the Certificate of Incorporation increasing the number of authorized shares, except as may be required by applicable law for a particular issuance. As a result, the Board is proposing an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 5,000,000 to 10,000,000, which would increase the authorized, unissued, and unreserved shares of common stock available for issuance from 0 to 5,000,000 shares. Authorized unissued and unreserved shares of common stock may be issued from time to time for any proper purpose without further action of the shareholders, except as may be required by the Certificate of Incorporation, applicable law, or the listing requirements for the Nasdaq Stock Market, on which the shares of common stock are quoted for trading.

Each share of common stock authorized for issuance would have the same rights and is identical in all respects with each other share of common stock. The newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights of the existing shares of common stock currently outstanding. Under the Certificate of Incorporation, Rome Bancorp's shareholders do not have pre-emptive rights. Therefore, should the Board of Directors elect to issue additional shares of common stock, existing shareholders would not have any preferential rights to purchase those shares and such issuance could have a dilutive effect on earnings per share, book value per share, and the voting power and shareholdings of current shareholders, depending on the particular circumstances in which the additional shares of common stock are issued. The Board of Directors does not intend to issue any additional shares of common stock except on terms that it deems to be in the best interests of Rome Bancorp and its shareholders. Rome Bancorp has no plans to issue newly authorized shares of common stock.

The ability of the Board of Directors to issue additional shares of common stock without shareholder approval may be deemed to have an anti-takeover effect because the Board of Directors could issue unissued and unreserved shares of common stock in circumstances that may have the effect of deterring takeover bids by making a potential acquisition more expensive, or otherwise thwarting or complicating efforts of a third party to attempt to gain control of Rome Bancorp.

If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to Rome Bancorp's Certificate of Incorporation with the Secretary of State of Delaware. However, if Rome Bancorp's shareholders approve the proposed amendment, the Board retains discretion under Delaware law not to implement the proposed amendment. If the Board were to exercise such discretion, the number of authorized shares would remain at current levels.
The Board of Directors unanimously recommends a vote "FOR" the amendment to Rome Bancorp's Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock.

ADDITIONAL INFORMATION

Information About Shareholder Proposals

If you wish to submit proposals to be included in our next proxy statement for the 2005 Annual Meeting of Shareholders, we must receive them by December 6, 2004, pursuant to the proxy solicitation regulations of the SEC. SEC rules contain requirements as to which shareholder proposals must be in the Proxy Statement. Any such proposal will be subject to 17 C.F.R. 240.14a-8 of the rules and regulations promulgated by the SEC.

By Order of the Board of Directors,

Marion C. Scoville

Corporate Secretary

Rome, New York

April 5, 2004
To assure that your shares are represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.

APPENDIX A

ROME BANCORP, INC.

AUDIT COMMITTEE CHARTER

  Statement of Policy

The primary function of the Audit Committee of the Board of Directors of Rome Bancorp, Inc. ("Company") is to oversee the accounting and financial reporting processes of the Company and audits of the Company's financial statements. In addition, the Audit Committee must provide assistance to the Company's Board of Directors (the "Board") in fulfilling its responsibilities to the Company's shareholders and the investment community relating to the Company's accounting and reporting practices and the quality and integrity of the Company's financial reports. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the Company's Board, independent auditors, internal auditors and senior management.

II. Composition of the Audit Committee

The Audit Committee shall consist of no fewer than three members, each of whom shall meet the criteria for independence established by the rules and regulations of the Nasdaq Stock Market listing standards and who the Board has affirmatively determined does not have a material relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment as an Audit Committee member. At least one Committee member must be an "Audit Committee financial expert," as defined by the rules and regulations of the Securities and Exchange Commission. Audit Committee members and the Audit Committee chairman shall be appointed by the Chairman of the Board on the recommendation of the Nominating and Corporate Governance Committee. If an Audit Committee chairman is not designated or present, the members of the Audit Committee may designate a chairman by majority vote of the Audit Committee membership.

III. Meetings

The Audit Committee shall meet at least 4 times a year or more frequently as circumstances require. The Audit Committee shall maintain minutes of each meeting of the Audit Committee and shall report the actions of the Audit Committee to the Board of Directors, with such recommendations as the Audit Committee deems appropriate. The Audit Committee should also meet periodically with the internal auditor, the independent auditors and the Company's financial management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee. In addition, the Audit Committee, or at least its chairman, should meet with the independent auditors and financial management quarterly to review the Company's quarterly report on Form 10-QSB before it is filed with the Securities and Exchange Commission and, if possible, before any public announcement of the Company's financial results.

IV. Responsibilities and Duties of the Audit Committee

The primary duties and responsibilities of the Audit Committee are to oversee and monitor the Company's financial reporting process and internal control system and review and evaluate the performance of the Company's independent auditors and internal auditing staff. In fulfilling these duties and responsibilities, the Audit Committee shall take the following actions, in addition to performing such functions as may be assigned by law, the Company's charter or bylaws or the Board:

  The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor engaged (including, resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor must report directly to the Audit Committee.

  The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditor, subject to the deminimis exception for non-audit services described below which are approved by the Committee prior to completion of the audit.

Exception: The pre-approval requirement set forth above, shall not be applicable with respect to non-audit services if:

    The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided;
    Such services were not recognized by the Company at the time of the engagement to be non-audit services; and
    Such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee.

Delegation. The Audit Committee may delegate to one or more designated members of the Committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve activities under this subsection shall be presented to the full Audit Committee at its next scheduled meeting.

  The Audit Committee, in its capacity as a committee of the Board, shall determine, and the Company shall provide, funding for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the Audit Committee, and as permitted by this Charter; and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

  As part of the audit process, the Audit Committee shall meet with the independent auditors to discuss and decide the audit's scope. The Audit Committee shall determine that the independent audit team engaged to perform the external audit consists of competent, experienced, financial institution auditing professionals. The Audit Committee shall also review and approve the compensation to be paid to the independent auditors.

  The Audit Committee shall require the independent auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the independent auditors and the Company that may affect the objectivity and independence of the independent auditors, and the Audit Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. The Audit Committee shall take, or recommend that the full Board take, appropriate action to ensure the independence of the independent auditors.

  The Audit Committee shall require the independent auditors to advise the Company of any fact or circumstance that might adversely affect the independent auditors' independence or judgment with respect to the Company under applicable auditing standards, including any significant changes to the Company's accounting principles and any items required to be communicated by the Independent Auditors in accordance with SAS 61, as amended.

  The Audit Committee shall require the independent auditors to advise the Company if it becomes aware that any officer or employee of the Company, or its direct or indirect subsidiaries or affiliates, is related to a partner, employee or other representative of the independent auditors, to the extent that such relationship might adversely affect the Company under applicable auditing standards.

  The Audit Committee shall meet with the independent auditors, with no management in attendance, to openly discuss the quality of the Company's accounting principles as applied in its financial reporting, including issues such as (a) the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be used by the Company, (b) the clarity of the Company's financial disclosures and (c) the degree of aggressiveness or conservatism that exists in the Company's accounting principles and underlying estimates and other significant decisions made by the Company's management in preparing the financial disclosure as reviewed by the independent auditors. The Audit Committee shall then meet among themselves, without operating management or the independent auditors being present, to discuss the information presented to them.

  The Audit Committee shall require the independent auditors, in reviewing the Company's financial reporting and in advising the Audit Committee, to take into account the requirements imposed by, and the interpretations of, the applicable federal and state banking regulators.

  The Audit Committee shall meet with the independent auditors and management to review the Company's annual report on Form 10-KSB and discuss any significant adjustments, management judgments and accounting estimates and any significant new accounting policies before such form is filed with the Securities and Exchange Commission.

  Upon the completion of the annual audit, the Audit Committee shall review the audit findings, including any comments or recommendations of the independent auditors, with the entire Board and state its recommendation to the Board as to whether the audited financial statements should be included in the Company's annual report on Form 10-KSB.

  The Audit Committee shall meet at least annually with the Company's internal auditor to assure itself that the Company has a strong internal auditing function by reviewing the internal audit program and assessing (grading) risk areas along with a proper control environment that promotes accuracy and efficiency in the Company's operations.

  The Audit Committee must assure itself that the internal auditor is free from operational duties, and that the internal auditor reports directly to the Board of Directors or the Audit Committee regarding any audit concerns or problems.

  The Audit Committee shall receive from the Company's internal auditor a quarterly report, which includes a summary of findings from completed internal audits and a progress report on the internal audit plan, together with explanations for any deviations from the original plan.

  The Audit Committee shall review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

  The Audit Committee shall review and concur in the appointment, replacement, reassignment or dismissal of the Company's internal auditor.

  The Audit Committee shall consider and review with management and the internal auditor: (a) significant findings during the year and management's responses thereto, including the status of previous audit recommendations, (b) any difficulties encountered in the course of their audits, including any restrictions on the scope of activities or access to required information, (c) any changes required in the planned scope of the internal audit plan and (d) the internal auditing department budget and staffing.

  The Audit Committee shall consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices, as suggested by the independent auditors, the internal auditor or management, and the Audit Committee shall review with the independent auditors, the internal auditor and management the extent to which such changes have been implemented (to be done at an appropriate amount of time subsequent to the implementation of such changes, as decided by the Audit Committee).

  Inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

  The Audit Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable. The Audit Committee shall have the authority to engage independent counsel and other advisers, as it deems necessary to carry out its duties.

  The Audit Committee shall prepare a report for inclusion in the Company's proxy statement describing the discharge of the Audit Committee's responsibilities.

  The Audit Committee shall update this Charter annually and ascertain that it is reported in the Company's proxy statement at least once every three years.

  The Audit Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

  The Audit Committee shall establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

APPENDIX B

ROME BANCORP, INC.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE CHARTER

Purpose

The purpose of the Nominating & Corporate Governance Committee (the "Committee") shall be to assist the board of directors (the "Board") of Rome Bancorp, Inc. (the "Company") in identifying qualified individuals to become Board members and officers of the Company, in determining the composition of the Board and its committees, in developing and implementing a process to assess Board effectiveness and in developing and implementing the Company's corporate governance guidelines.

Membership and Appointment

The Committee shall consist of no fewer than three members, each of whom shall meet the criteria for independence established by the rules and regulations of the Nasdaq Stock Market listing standards and who the Board has affirmatively determined does not have a material relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Members of the Committee shall be appointed annually by the Board and shall serve at the pleasure of the Board. Notwithstanding the foregoing, no director shall serve on the Committee in any capacity in any year during which such director's term as a director is scheduled to expire.

Meetings and Procedures

The Committee shall have a chairperson who must and a secretary who may but need not be a member of the Committee. The Board shall designate the chairperson of the Committee and the Committee shall designate the secretary for the Committee. If the Board does not designate a chairperson, or if the chairperson shall not be present at a meeting, the Committee shall select its own chairperson.

The Committee shall establish its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter. The Committee shall meet at least two times annually in conjunction with regularly scheduled meetings of the Board at regularly scheduled times and places determined by the Committee's chairperson, and may meet more frequently, or take action by unanimous written consent, as circumstances require. A meeting may be called by the chairperson of the Committee or by majority of the members of the Committee. Notice of any meeting shall be given by the person or persons calling the meeting given to each other member of the Committee at least 48 hours prior to the meeting. Notice may be given in the same fashion as permitted for notice of Board meetings pursuant to the Company's Bylaws and applicable law. A meeting shall be deemed properly called if each member of the Committee shall have received notice given as aforesaid or, prior to the conclusion of the meeting, shall have signed a written waiver of notice.

A quorum shall consist of at least a majority of the voting members of the Committee. The vote of a majority of the voting members present at any meeting at which a quorum exists, including the chairperson of the committee who shall be eligible to vote, shall constitute the action of the Committee.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Following each of its meetings, the Committee shall report its actions and recommendations to the Board. The secretary of the Committee shall keep written minutes of its meetings, which minutes shall be subject to approval by the members of the Committee and, once approved, shall be maintained with the books and records of the Company.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees, as the committee may deem appropriate in its sole discretion.

Nominations by Shareholders

Shareholders may recommend nominees for election to the Board, in a manner consistent with the Company's Bylaws, as set forth under Article II, Section 12 thereof.

Committee Authority and Responsibilities

The Committee shall have the following authority and responsibilities:

  The Committee shall develop criteria, to be approved by the full Board, for the selection of new directors and, when appropriate, conduct the search for individuals qualified to become members of the Board.

  The Committee shall develop criteria for the evaluation of incumbent Board members.

  The Committee shall evaluate the performance of current Board members proposed for reelection, and recommend to the Board whether such members should stand for reelection.

  The Committee shall annually assess the performance of the Board as a whole, discuss such assessment with the full Board and, as appropriate, recommend changes, including, but not limited to, changes in Board size and composition and in Board policies and procedures.

  The Committee shall develop and recommend to the Board for its approval an annual self-evaluation process of the Board and its committees. The Committee shall oversee the annual self-evaluation of the Board and report its findings to the Board.

  The Committee shall select, and recommend to the Board for its approval, nominees for election as directors by the shareholders of the Company, taking into account the criteria approved by the Board.

  The Committee shall consider and evaluate any shareholder nominees for election as director in compliance with the Company's Bylaws and in accordance with the criteria approved by the Board.

  The Committee shall review the Board's committee structure and annually recommend to the Board, for its approval, directors to serve as members of each committee. The Committee shall recommend to the Board additional committee members to fill vacancies as needed, taking into account the criteria approved by the Board. The Committee shall recommend to the Board individual directors to be designated as chairpersons of the Board committees. Notwithstanding the foregoing, the members of the Committee shall be appointed by the full Board, without recommendation by the Committee. The Board shall also, without recommendation by the Committee, be responsible for filling vacancies in, and appointing chairpersons of, the Committee.

  Together with the Compensation Committee, the Committee shall develop criteria for the identification and recruitment of executive officers of the Company.

  Together with the Compensation Committee, the Committee shall develop criteria for the evaluation of the executive officers of the Company.

  The Committee shall annually recommend to the Board for its approval the slate of officers for the Company.

  The Committee shall develop and recommend to the Board for its approval a set of corporate governance guidelines. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

  The Committee shall establish procedures for the Committee to exercise oversight of the evaluation of the Board and management.

  The Committee may retain or terminate, in its sole discretion, any search firm to be used to identify director and executive officer candidates and to approve the search firm's fees and other retention terms. The Committee shall also have authority to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion.

  The Committee shall review and assess the adequacy of this charter at least annually and, as appropriate, adopt and recommend changes to the Board for its approval.

  The Committee shall periodically review and assess the Company's Articles of Organization and Bylaws and, as appropriate, recommend changes to the Board for its approval.

  The Committee shall consider any other corporate governance issues that may arise from time to time, and to develop appropriate recommendations for the Board.